Exhibit 3.1(ii)(a)

AMENDED AND RESTATED BY-LAWS

OF

LIPELLA PHARMACEUTICALS INC.

ADOPTED FEBRUARY 6, 2010

AMENDED AND RESTATED BY-LAWS

OF

LIPELLA PHARMACEUTICALS INC.

i

Section 4.8	Definition - Authorized Representative	7

ARTICLE 5 SHARES OF CAPITAL STOCK		7
Section 5.1	Issuance of Stock	7
Section 5.2	Stock Certificates	7
Section 5.3	Transfer of Stock	7
Section 5.4	Lost, Stolen, Destroyed, or Mutilated Certificates	7
Section 5.5	Regulations	7
Section 5.6	Holders of Record	7
Section 5.7	Restriction on Transfer	7

ARTICLE 6 GENERAL PROVISIONS		8
Section 6.1	Corporate Seal	8
Section 6.2	Fiscal Year	8
Section 6.3	Authorization	8
Section 6.4	Financial Reports	8
Section 6.5	Effect of By-laws	8
Section 6.6	Written Notice	8
Section 6.7	Waiver of Notice	8

ARTICLE 7 AMENDMENTS		8
Section 7.1	Amendments	8

ii

AMENDED AND RESTATED BY-LAWS

OF

LIPELLA PHARMACEUTICALS INC.

ARTICLE 1

MEETINGS OF STOCKHOLDERS

Section 1.1          Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

Section 1.2          Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

Section 1.3          Special Meetings. Special meetings may be called at any time by the Chief Executive Officer, the Board of Directors, or stockholders entitled to cast at least twenty percent (20%) of the votes that all stockholders are entitled to cast at the particular meeting.

Section 1.4          Notice of Meetings. A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

Section 1.5          Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.6          Informal Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.7          Telephone Participation in Meetings. One or more persons may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

Section 1.8          Quorum; Adjournments. The presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting of the stockholders shall be required in order to constitute a quorum for the purposes of consideration and action on the matter. Adjournments of any meeting of the stockholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the stockholders present and entitled to vote shall direct, until the directors have been elected.

Section 1.9          Action by Stockholders. Except as otherwise required by law or by the Certificate of Incorporation or these By-laws, whenever a corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of the stockholders by the holders of shares entitled to vote thereon. For the purposes of these By-laws, the term “cast” does not include recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a matter, whether or not the person entitled to vote characterizes the conduct as voting or casting a vote. In an election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

ARTICLE 2

DIRECTORS

Section 2.1          Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-laws directed to be exercised or performed by the stockholders.

Section 2.2          Number, Election and Term of Office. The Board of Directors shall consist of not less than one nor more than seven members as fixed from time to time by the Board of Directors, subject to the power of the stockholders to fix the number of directors. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon written notice to the Corporation.

Section 2.3          Vacancies. Subject to the rights of the stockholders, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.4          Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the Chief Executive Officer or any director by giving two (2) days’ notice to each director by letter, telegram, email, telephone or other oral message. Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.5          Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.6          Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.7          Committees of the Board. The Board of Directors may, by resolution, designate one or more committees, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such committee shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her resignation from such committee.

ARTICLE 3

OFFICERS

Section 3.1          Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

Section 3.2          Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active charge over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer shall preside at meetings of the Board of Directors and the stockholders.

Section 3.3          President. The President shall be the Chief Operating Officer of the Corporation, and shall have such duties and responsibilities as shall be designated by the Chief Executive Officer from time to time. The President shall report to the Chief Executive Officer.

Section 3.4          Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 3.5          Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the Chief Executive Officer or President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.6          Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Chief Executive Officer, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.7          Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

Section 3.8          Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

ARTICLE 4

INDEMNIFICATION

Section 4.1          Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Section 4.2          Payment of Expenses. The Corporation shall pay expenses (including attorneys’ fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil, criminal, administrative or investigative action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer in his or her capacity as a director or officer of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts in advance if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation because he has not met the standard of conduct set forth in the first sentence of Section 4.5 hereof.

Section 4.3          Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Subject to Section 4.2 hereof, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his or her participation in an action, suit or proceeding referred to in this Section 4.3 in advance of the final disposition of such action, suit or proceeding.

Section 4.4          Basis of Rights; Other Rights. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 4.5          Determination of Indemnification. Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made (1) by a majority vote of the members of the Board of Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 4.6          Insurance. The Corporation may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director’s or officer’s status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such persons against such liability under the provisions of this Article.

Section 4.7          Powers of the Board. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article IV.

Section 4.8          Definition - Authorized Representative. For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE 5

SHARES OF CAPITAL STOCK

Section 5.1         Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

Section 5.2          Stock Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 5.3          Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

Section 5.4          Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

Section 5.5          Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 5.6          Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.7          Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1          Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

Section 6.2          Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise designated by the Board of Directors from time to time.

Section 6.3          Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by the Chief Executive Officer, President, Treasurer or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.4          Financial Reports. Subject to any greater rights of the stockholders, financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

Section 6.5          Effect of By-laws. No provision in these By-laws shall vest any property right in any stockholder.

Section 6.6          Written Notice. Whenever written notice is required to be given to any person by statute, the Certificate of Incorporation or these By-laws, it may be given to the person by any means permitted by the Delaware General Corporation Law (the “DGCL”) or any successor statute, and shall be deemed to have been given at the time specified by the DGCL.

Section 6.7          Waiver of Notice. Whenever written notice is required to be given to any person by statute, the Certificate of Incorporation or these By-laws, the giving of notice may be waived in the manner and with the effect specified in Section 229 of the DGCL or any successor statute.

ARTICLE 7

AMENDMENTS

Section 7.1          Amendments. The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the powers of the stockholders to adopt, amend or repeal these By-laws.